Exhibit 23.1

New York Office 7 Penn Plaza, Suite 830, New York, New York 10001 T 646.442.4845

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Kandi Technology Group, Inc. on Form F-4 of our report dated March 30, 2021, with respect to our audits of the consolidated financial statements of Kandi Technology Group, Inc. as of December 31, 2020 and 2019, and for the each of the two years ended December 31, 2020 and our report dated March 30, 2021 with respect to our audit of the effectiveness of internal control over financial reporting of Kandi Technology Group, Inc. as of March 30, 2021, which reports appear in the Annual Report on Form 10-K of Kandi Technology Group, Inc. for the each of the two years ended December 31, 2020. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Marcum Bernstein & Pinchuk LLP

Marcum Bernstein & Pinchuk LLP

New York, New York

September 29, 2021